                                                                EXHIBIT 99(a)

                        BANK OF BOSTON CORPORATION
          The undersigned, revoking previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Joint Proxy Statement-Prospectus in connection with the Annual Meeting to be held at 10:30 a.m. on April 25, 1996 in the Auditorium of The Federal Reserve Bank of Boston, and hereby appoints Helen R. Cahners-Kaplan, Frank L. Farwell, and Charles A. Zraket, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution
P to each, to vote all shares of the Common Stock of BANK OF BOSTON CORPORATION registered in the name provided herein which the undersigned
R is entitled to vote at the 1996 Annual Meeting of Stockholders, and at any adjournment or adjournments thereof, with all the powers the
O undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them
X is, instructed to vote or act as follows on the proposals set forth in said Joint Proxy Statement-Prospectus.
Y
          THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, FOR ITEM 1, FOR THE ELECTION OF THE NOMINEES NAMED IN ITEM 2, FOR ITEMS 3, 4 AND 5, AGAINST ITEMS 6, 7, 8 AND 9, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                                                                 -------------
                CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
                                                                      SIDE
                                                                 -------------

     Please mark
/X/  votes as in
     this example


            THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS
                         OF BANK OF BOSTON CORPORATION



THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, 4 AND 5.

                                                  FOR     AGAINST    ABSTAIN
1.  Approval of Merger Agreement with BayBanks.   / /       / /        / /


2. Election of five Directors for three-year terms (or if any nominee is not available for election, such substitute as the Board of Directors may designate):

NOMINEES:  Budd, Emerson, Gifford, O'Brien, Rowe


   FOR                 WITHHELD
   all     / /         from all     / /
nominees               nominees

For, except vote withheld from the following nominee(s):
/ /
    ----------------------------------------------------

                                             FOR       AGAINST      ABSTAIN
3.  Selection of Independent Auditors.       / /         / /          / /

4.  Approval of amendments to Restated
    Articles of Organization increasing
    authorized shares and changing
    par value.                               / /         / /          / /

5.  Approval of 1996 Long-Term
    Incentive Plan.                          / /         / /          / /


THE BOARD RECOMMENDS A VOTE AGAINST PROPOSALS 6, 7, 8 and 9.


6.  Stockholder Proposal A regarding        FOR        AGAINST      ABSTAIN
    political activities.                   / /          / /          / /

7.  Stockholder Proposal B regarding
    stockholder approval of merger
    transactions.                           / /          / /          / /

8.  Stockholder Proposal C regarding
    executive compensation.                 / /          / /          / /

9.  Stockholder Proposal D regarding
    post-meeting reports.                   / /          / /          / /


Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


Signature:                                      Date:
          ---------------------------------          -----------------


Signature:                                      Date:
          ---------------------------------          -----------------